Exhibit 3

AMENDMENT NO. 1 TO THE SHARE PURCHASE AGREEMENT

AMENDMENT AGREEMENT (the “Amendment Agreement”), dated as of July 2, 2008, by and among Warburg Pincus Private Equity X, L.P., a Delaware limited partnership, and Warburg Pincus X Partners, L.P., a Delaware limited partnership (together, the “Buyers”), UOB Hermes Asia Technology Fund, a Cayman Islands exempted company, UOB JAIC Venture Bio Investments Limited, a Singaporean limited liability company, and UOB Venture Technology Investments Ltd., a Singaporean limited liability company, (together, the “Selling Shareholders”).

RECITALS:

WHEREAS, the Buyers and the Selling Shareholders are parties to that certain Share Purchase Agreement dated as of June 1, 2008 (the “Share Purchase Agreement”), with UOB Venture Technology Investments Ltd. being made a party thereto pursuant to that certain Joinder Agreement among the Buyers and the Selling Shareholders dated as of June 20, 2008; and

WHEREAS, in accordance with Section 9(e) of the Share Purchase Agreement, the Buyers and the Selling Shareholders desire to amend certain provisions of the Share Purchase Agreement as set forth below.

NOW THEREFORE, the parties hereto hereby agree as follows:

1.             DEFINITIONS

a.             Definitions in Amendment Agreement.  Unless otherwise defined herein, terms defined in the Share Purchase Agreement (as amended hereby) are used herein as therein defined.

2.             AMENDMENTS TO THE SHARE PURCHASE AGREEMENT

a.             Sections 1(a) and 1(d) of the Share Purchase Agreement are hereby amended in their entirety to read as follows:

b.             Purchase of Ordinary Shares.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below and the provisions of Sections 1(b) and (c), the Selling Shareholders shall sell to the Buyers, and the Buyers agree to purchase from the Selling Shareholders, a number of shares equal to $63,000,000 divided by the higher of the Per Share Cash Purchase Price and the HSR Per Share Statutory Value and in the proportions as will be set forth opposite each Selling Shareholder’s name on the Schedule of Selling Shareholders attached as Schedule 1 (rounded to the nearest Share) which shall be agreed by the parties immediately following the completion of the calculations provided for in this Section 1(a) prior to Closing.  The purchase price per share (the “Per Share Cash Purchase Price”) of the Shares at the Closing (as defined below) shall be $2.35.  The “HSR Per Share Statutory Value” is the lowest daily closing bid price on the New York Stock Exchange for the Company’s American Depositary Shares (“ADSs”) divided by eight (8) within the forty-five (45) or fewer calendar days from the Closing Date (as defined below), but in no event to a date prior to May 30, 2008 (as initially determined on the close of trading on the second Trading Day prior to the Closing

Date).  “Trading Day” means each day on which the New York Stock Exchange is open for trading.  For the avoidance of doubt, if on the Closing Date the aggregate value of the Shares to be sold on the Closing Date based on the HSR Per Share Statutory Value (as re-determined on the Closing Date) exceeds $63,000,000, then the number of Shares to be sold on the Closing Date shall be proportionally reduced among the Selling Shareholders such that the aggregate HSR Per Share Statutory Value equals $63,000,000 and the parties agree to take such steps necessary to effect such reduction.

c.             Closing Date.  The closing of the sale and purchase of the Shares as contemplated in this Agreement (the “Closing”) shall occur on the date and at the time specified in a written notice (the “Closing Notice”) provided by the Buyers to the Selling Shareholders, which date shall be two (2) Trading Days following delivery of such notice to the Selling Shareholders (the “Closing Date”).  If given, any Closing Notice shall include an affirmative statement by the Buyers confirming that its due diligence with respect to the Company has been satisfactorily completed and the closing condition contained in Section 6(b) has been fulfilled.  The Closing shall occur at the offices of Morrison & Foerster, 41st Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, or at such other place as the Selling Shareholders and the Buyers may collectively designate in writing.

d.             Section 9(k)(iii) of the Share Purchase Agreement is hereby deleted in its entirety.

e.             Section 9(k)(v) of the Share Purchase Agreement is hereby amended in its entirety to read as follows:

(i)            By either the Buyers or the Selling Shareholders, if Closing does not occur within two (2) Trading Days following delivery of the Closing Notice.

3.                                       GOVERNING LAW; MISCELLANEOUS.

a.             No Other Changes. Except as otherwise expressly provided by this Amendment Agreement, all of the terms, conditions and provisions of the Share Purchase Agreement, and all rights and remedies of the Buyers and Selling Shareholders thereunder, shall remain unaltered.

b.             Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the  courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of

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process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AMENDMENT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.             Counterparts.  This Amendment Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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IN WITNESS WHEREOF, the Buyers and the Selling Shareholders have caused this Amendment Agreement to be duly executed as of the date first written above.

BUYER:

Warburg Pincus Private Equity X, L.P.

By: Warburg Pincus X, L.P., its general partner By: Warburg Pincus X LLC, its general partner By: Warburg Pincus Partners LLC, its managing member By: Warburg Pincus & Co., its managing member

By:
Name:
Title:

BUYER:

Warburg Pincus X Partners, L.P.

By: Warburg Pincus X, L.P., its general partner By: Warburg Pincus X LLC, its general partner By: Warburg Pincus Partners LLC, its managing member By: Warburg Pincus & Co., its managing member

By:
Name:
Title:

ACCEPTED AND AGREED TO:

SELLING SHAREHOLDER:

UOB Hermes Asia Technology Fund

By: UOB Venture Management Pte. Ltd., its investment advisor

By:
Name:
Title:

SELLING SHAREHOLDER:

UOB JAIC Venture Bio Investments Limited

By: UOB Bioventures Management Pte. Ltd., its investment manager

By:
Name:
Title:

SELLING SHAREHOLDER:

UOB Venture Technology Investments Ltd.

By: UOB Venture Management Pte. Ltd., its investment manager

By:
Name:
Title: